EXHIBIT 99

Targacept, Inc.

2006 Stock Incentive Plan

(As Amended and Restated Through March 9, 2011

and Further Amended on December 7, 2012, March 13, 2013 and April 10, 2013)

TARGACEPT, INC.

2006 STOCK INCENTIVE PLAN

(As Amended and Restated Through March 9, 2011)

1.	Definitions

In addition to other terms defined herein, the following terms shall have the meanings given below:

(a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any Parent or Subsidiary of the Corporation, and also includes any other business entity which is controlled by, under common control with or controls the Corporation; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws.

(c) Annual Option means an Option granted on an annual basis to a Nonemployee Director of the Corporation as provided in Section 8.

(d) Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option, Nonqualified Option or a Director Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award; a Dividend Equivalent Award; or any other award granted under the Plan.

(e) Award Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares or any other benefit underlying an Award, as may be established by the Administrator.

(f) Board or Board of Directors means the Board of Directors of the Corporation.

(g) Cause shall mean, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under the Participant’s employment, consulting or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not address the effect of a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) refusal to perform his duties for the Corporation; (C) engaging in fraudulent conduct; or (D) engaging in any conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.

(h) Change in Control:

(i) General: Except as may be otherwise provided in an individual Award Agreement or as may be otherwise required in order to comply with Code Section 409A, a Change in Control shall be deemed to have occurred on the earliest of the following dates:

(A) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding Common Stock of the Corporation;

(B) With respect to Awards granted before March 9, 2011, the date of stockholder approval of, and, with respect to Awards granted on or after March 9, 2011, the date of the consummation of: (A) a merger, consolidation, reorganization or similar business transaction of the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving entity or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another entity, other than a transaction of the Corporation in which holders of Common Stock immediately prior to the transaction continue to own at least 50% of the outstanding Common Stock, or if the Corporation is not the surviving entity, the common stock (or other voting securities) of the surviving entity immediately after the transaction as immediately before (provided, however, that, solely with respect to Awards granted prior to March 9, 2011, if consummation of such transaction is subject to the approval of federal, state or other regulatory authorities, then, unless the Administrator determines otherwise, a “Change in Control” shall not be deemed to occur until the later of the date of stockholder approval of such transaction or the date of final regulatory clearance or approval of such transaction); or (B) the sale or other disposition of all or substantially all of the assets of the Corporation; or

(C) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s stockholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

(D) The Administrator shall have full and final authority, in its discretion, to determine whether a Change in Control of the Corporation has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(ii) Definition Applicable to Awards subject to Code Section 409A: Notwithstanding the preceding provisions of Section 1(h)(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to the provisions of Code Section 409A, then distributions related to such Awards may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Corporation, (B) a change in effective control of the Corporation, or (C) a change in the ownership of a substantial portion of the assets of the Corporation.

(i) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(j) Committee means the Compensation Committee of the Board appointed to administer the Plan.

(k) Common Stock means the common stock of Targacept, Inc., $0.001 par value.

(l) Corporation means Targacept, Inc., a Delaware corporation, together with any successor thereto.

(m) Covered Employee shall have the meaning given the term in Section 162(m) of the Code.

(n) Director means a member of the Board or of the board of directors of an Affiliate.

(o) Director Option means an Option granted to a Nonemployee Director of the Corporation as provided in Section 8. Director Options may be Initial Options or Annual Options as provided in Section 8.

(p) Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), have the meaning given in any employment agreement, consulting agreement or other similar agreement, if any, to which a Participant is a party, or, if there is no such agreement (or if any such agreement does not address the effect of termination due to disability), “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have discretion to determine if a termination due to Disability has occurred.

(q) Displacement shall, as applied to any Participant, be as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does not address the effect of a termination due to displacement), “Displacement” shall mean the termination of the Participant’s employment or service due to the elimination of the Participant’s job or position without fault on the part of the Participant (as determined by the Administrator).

(r) Dividend Equivalent Award means a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(s) Effective Date means the effective date of the Plan, as provided in Section 4.

(t) Employee means any person who is an employee of the Corporation or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or an Affiliate the legal and bona fide relationship of employer and employee (taking into account any Code Section 409A considerations); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Corporation or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(u) Exchange Act means the Securities Exchange Act of 1934, as amended.

(v) Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (as applicable) on the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date of grant or other valuation date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A to the extent required.

(w) Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 9.

(x) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(y) Independent Contractor means an independent contractor, consultant or advisor providing services to the Corporation or an Affiliate.

(z) Initial Option means an Option granted to a Nonemployee Director of the Corporation upon initial election or appointment to the Board, as provided in Section 8.

(aa) Nonemployee Director means a Director of the Board who is not an Employee of the Corporation or an Affiliate and who is eligible to receive a Director Option pursuant to Section 8.

(bb) Nonqualified Option means an Option granted under Section 7 or Section 8 that is not intended to qualify as an incentive stock option under Code Section 422.

(cc) Option means a stock option granted under Section 7 or Section 8 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Award Agreement.

(dd) Option Period means the term of an Option, as provided in Section 7(d) and Section 8(f).

(ee) Option Price means the price at which an Option may be exercised, as provided in Section 7(b) and Section 8(e).

(ff) Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg) Participant means an individual employed by, or providing services to, the Corporation or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(hh) Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 11.

(ii) Performance Measures mean one or more performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate; provided, however, that, such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) achievement of clinical development or regulatory milestones; (vi) operations expense efficiency milestones; (vii) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (viii) net income; (ix) operating income; (x) book value per share; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total stockholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) working capital; (xxii) economic wealth created; (xxiii) strategic business criteria; (xxiv) efficiency ratio(s); (xxv) achievement of division, group, function or corporate financial, strategic or operational goals; and (xxvi) comparisons with stock market indices or performances of metrics of peer companies. To the extent that Section 162(m) of the Code is applicable, the Administrator shall, within the time and in the manner prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Measures it selects to use for Participants during any specific performance period. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions, in each case as determined by the Administrator.

(jj) Performance Share means an Award granted under Section 11, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(kk) Performance Unit means an Award granted under Section 11, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive Shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(ll) Phantom Stock Award means an Award granted under Section 12, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(mm) Plan means the Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated through March 9, 2011, and as it may be hereafter amended and/or restated.

(nn) Prior Plan or Prior Plans means the 2000 Equity Incentive Plan of Targacept, Inc., as amended, and any other employee stock incentive plan maintained by the Corporation prior to the Effective Date of the Plan.

(oo) Public Offering Date means the date on which the Underwriting Agreement between the Corporation and the managing underwriters of the Corporation’s initial public offering of its Common Stock was executed and delivered.

(pp) Related SAR means an SAR granted under Section 9 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the SAR relates.

(qq) Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 10.

(rr) Restricted Stock Award means shares of Common Stock awarded to a Participant under Section 10. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(ss) Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 10 which is settled (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and Shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit Award represents the promise of the Corporation to deliver shares, cash or a combination thereof, as applicable, at the end of the Restriction Period, subject to compliance with the terms of the Plan and the terms and conditions established by the Administrator.

(tt) Retirement shall, as applied to any Participant, be as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does address the effect of termination due to retirement), “Retirement” shall mean retirement in accordance with the retirement policies and procedures established by the Corporation, as determined by the Administrator (taking into account any Code Section 409A considerations).

(uu) SAR means a stock appreciation right granted under Section 9 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the SAR base price, subject to the terms of the Plan and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(vv) Securities Act means the Securities Act of 1933, as amended.

(ww) Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(xx) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator in its discretion.

2.	Purpose

The purpose of the Plan is to encourage and enable selected Employees, Directors and Independent Contractors of the Corporation and its Affiliates to acquire or to increase their holdings of Common Stock of the Corporation and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, growth and stockholder value of the Corporation. This purpose will be carried out through the granting of Awards to selected Employees, Independent Contractors and Directors, including the granting to selected Participants of Options in the form of Incentive Stock Options and Nonqualified Options; SARs in the form of Related SARs and Freestanding SARs; Restricted Awards in the form of Restricted Stock Awards and Restricted Stock Units; Performance Awards in the form of Performance Shares and Performance Units; Phantom Stock Awards; Director Options in the form of Initial Options and Annual Options; and/or Dividend Equivalent Awards.

3.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation or, upon its delegation, by the Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Exchange Act, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Section 162(m)) or as may otherwise be permitted under Section 162(m). For the purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee. Notwithstanding the foregoing, the Board shall have sole authority to grant discretionary Awards (that is, Awards other than Director Options) to Directors who are not employees of the Corporation or its Affiliates.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator also may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment or service for cause, violation of policies of the Corporation or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Corporation or any Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s certificate of incorporation and bylaws and/or under applicable law.

(c) Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Section 162(m) of the Code. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable laws, rules and regulations.

4.	Effective Date

The Effective Date of the Plan shall be the day prior to the Public Offering Date. The Plan was amended effective June 14, 2007, amended and restated effective November 28, 2007, amended effective June 10, 2009, and amended and restated effective March 9, 2011. Awards may be granted under the

Plan on and after the Effective Date, but not after the date that is the tenth anniversary less one day after the Effective Date. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 15(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.	Shares of Stock Subject to the Plan; Award Limitations

(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) 5,620,000 shares, plus (ii) no more than 30,968 shares of Common Stock remaining available for issuance as of the Effective Date of the Plan under any Prior Plan, plus (iii) no more than 1,631,110 shares of Common Stock if and to the extent that any of such shares are subject to an award granted under a Prior Plan, which award was or is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the award. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b) Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 7,282,078 shares, or such lesser number of shares as may be available under the Plan pursuant to Section 5(a) herein;

(ii) In any calendar year, no Participant may be granted Options and SARs that are not related to an Option for more than 500,000 shares of Common Stock;

(iii) No Participant may be granted Awards in any calendar year for more than 500,000 shares of Common Stock; and

(iv) No Participant may be paid more than $1,000,000 with respect to any cash-settled award or awards which were granted during any single calendar year.

(For purposes of Section 5(b)(ii) and (iii), an Option and Related SAR shall be treated as a single Award.)

(c) Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which by their terms are settled in cash rather than the issuance of shares; and (iii) any shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason or any shares subject to an Award which shares are repurchased or reacquired by the Corporation.

(d) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or an Affiliate, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or an Affiliate affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may be otherwise advisable.

6.	Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee, (ii) a Director, or (iii) an Independent Contractor.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Corporation or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Corporation or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and applicable laws, rules and regulations (including, to the extent deemed applicable, the federal securities laws registration provisions, Code Section 409A and Code Section 424(a)).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Corporation or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b) Option Price: The Option Price shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Incentive Option shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b)); (ii) the

Option Price of a Nonqualified Option shall be no less than 85% of the Fair Market Value per share of the Common Stock on the date the Option is granted; and (iii) in no event shall the Option Price per share of any Option be less than the par value per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the Fair Market Value of the stock on the date of grant if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and Code Section 424(a).

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option or on such other date as may be established by the Administrator in accordance with applicable laws.

(d) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. With respect to Incentive Options, the Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii) An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The total number of shares that may be acquired upon exercise of an Option shall be rounded down to the nearest whole share. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules and regulations (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator and otherwise acceptable to the Administrator;

(B) By shares of Common Stock withheld upon exercise;

(C) With respect only to purchases upon exercise of an Option after a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price;

(D) By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or

(E) By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. For the purposes of the Plan, a “public market” for the Common Stock shall be deemed to exist (i) upon consummation of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act, or (ii) if the Administrator otherwise determines that there is an established public market for the Common Stock.

(iii) Unless the Administrator determines otherwise, no Option granted to a Participant who was an Employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an Employee as described in Section 6(a), and has been an Employee continuously since the date the Option was granted, subject to the following:

(A) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether a Participant is disabled under the Plan and, if applicable, the Participant’s Termination Date.

(B) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment of a Participant is terminated because of Disability or death, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date, except that the Administrator may in its sole discretion (taking into account any Code Section 409A considerations) accelerate the date for exercising all or any part of the Option which was not otherwise vested and exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the one-year period following the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(C) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment of the Participant is terminated for any reason other than Disability, death or for “Cause,” his Option may be exercised to the extent vested and exercisable on his Termination Date, except that the Administrator may in its sole discretion (taking into account any Code Section 409A considerations) accelerate the date for exercising all or any part of the Option which was not otherwise vested and exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (C), the Participant shall be treated as having died while employed under subparagraph (B) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment of the Participant is terminated for “Cause,” his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(E) Notwithstanding the foregoing, the Administrator may, in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an Option which was not otherwise vested and exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(iv) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), an Option granted to a Participant who was a Director but who was not an Employee at the time of grant may be exercised only to the extent vested and exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of six months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(v) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), an Option granted to a Participant who was an Independent Contractor at the time of grant (and who does not thereafter become an Employee, in which case he shall be subject to the provisions of Section 7(d)(iii)) may be exercised only to the extent vested and exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000. To the extent that any Incentive Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered a Nonqualified Option.

(g) Nontransferability: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. An Option shall be exercisable during the Participant’s lifetime only by him, by his guardian or legal representative or by a transferee in a transfer permitted by this Section 7(g). The designation of a beneficiary in accordance with Section 19(g) does not constitute a transfer.

8.	Director Options

(a) General: Each Nonemployee Director who is otherwise eligible under this Section 8 shall be granted a Director Option or Director Options as provided in Section 8. Director Options shall be designated as Nonqualified Options. Director Options shall be subject to the other terms and conditions of the Plan except as otherwise provided in Section 8.

(b) Eligibility: A Director Option may be granted only to an individual who is a Nonemployee Director of the Corporation on the date the Director Option is granted. A Nonemployee Director may also be eligible for other Awards (including but not limited to Options granted pursuant to Section 7), subject to the terms of the Plan and the Administrator’s discretion.

(c) Grant of Initial Options Upon Initial Election or Appointment to the Board: Each Nonemployee Director who is first elected or appointed to the Board after the Public Offering Date shall receive an Initial Option to purchase 25,000 shares of Common Stock. The date of grant of such an Initial Option shall be the fifth business day after the date of the annual meeting of stockholders as to those Nonemployee Directors who are first elected at an annual meeting of stockholders and the fifth business day after the date of election or appointment to the Board as to those Nonemployee Directors who are first elected or appointed to the Board other than at an annual meeting of stockholders. In addition, a Nonemployee Director who serves as chairman of the Board shall also receive an Initial Option for 10,000 shares when first elected or appointed as chairman. The date of grant of such Initial Option shall be the fifth business day after the date on which the Director is first elected or appointed as chairman of the Board.

(d) Grant of Annual Options: Each Nonemployee Director also shall be granted, on an annual basis commencing with the 2007 annual meeting of stockholders, a Director Option to purchase 7,500 shares of Common Stock (or, a Director Option for 12,500 shares, in the case of the chairman of the Board), provided that the Nonemployee Director continues to serve as a member of the Board as of the date of grant. The date of grant of such an Annual Option shall be the fifth business day after the date of the annual or other stockholders meeting at which directors are elected. For the avoidance of doubt, a Nonemployee Director elected for the first time to the Board at an annual meeting of stockholders shall only receive an Initial Option in connection with such election, and shall not receive an Annual Option on the fifth business day following such meeting as well.

(e) Option Price: The price per share of Common Stock at which a Director Option may be exercised shall be 100% of the Fair Market Value per share of the Common Stock on the date the Option is granted.

(f) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period of a Director Option shall be 10 years from the date of grant. Initial Options shall become exercisable as provided in Section 8(f)(i)(A), and Annual Options shall become exercisable as provided in Section 8(f)(i)(B). To the extent that all or part of an Option becomes exercisable but is not exercised, such Option shall accumulate and be exercisable by the Director in whole or in part at any time before the expiration of the Option Period. The total number of shares that may be acquired upon the exercise of an Initial Option or Annual Option shall be rounded down to the nearest whole share. Any Director Option or portion thereof not exercised before expiration of the Option Period shall terminate.

(A) Initial Options. An Initial Option shall vest and become exercisable with respect to one-third of the shares subject to the Option on the earlier of (w) the first anniversary of the date of grant or (x) the business day immediately preceding the date of the Corporation’s annual meeting of stockholders that occurs in the calendar year immediately following the calendar year in which the date of grant occurs, provided that the Nonemployee Director remains in service on such earlier date. An Initial Option shall vest and become exercisable with respect to the remaining two-thirds of the shares subject to the Option in pro rata quarterly installments over the second and third years following the date of grant so that an Initial Option will be vested and exercisable in full on the earlier of (y) the third anniversary of the date of grant or (z) the business day immediately preceding the date of the Corporation’s annual meeting of stockholders that occurs in the third calendar year following the calendar year in which the date of grant occurs, provided that the Nonemployee Director remains in service as a Director during such periods.

(B) Annual Options. An Annual Option granted shall vest and become exercisable on the earlier of (i) the first anniversary of the date of grant or (ii) the business day immediately preceding the date of the Corporation’s annual meeting of stockholders that occurs in the calendar year immediately following the calendar year in which the date of grant occurs, provided that the Nonemployee Director remains in service as a Director on such earlier date.

(ii) Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), a Director Option granted to a Nonemployee Director at the time of grant may be exercised only to the extent vested and exercisable on the Nonemployee Director’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of six months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Nonemployee Director are terminated for Cause, his Director Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(iii) A Director Option shall be exercised by giving written notice to the Administrator or its designee at such time and place as the Administrator shall direct. Such notice shall specify the number of shares to be purchased pursuant to the Director Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Payment shall be made in accordance with Section 7(d)(ii).

(g) Nontransferability: A Director Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, a Director Option shall be exercisable during the Nonemployee Director’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with Section 19(g) does not constitute a transfer.

9.	Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The base price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a base price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and Code Section 424(a).

(b) Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option; provided, however, that Related SARs must be granted in accordance with Code Section 409A. The base price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c) Freestanding SARs: An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan, SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable Award Agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii) SARs may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the Participant of the exercise of such SAR.

(iii) Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant’s employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all SARs issued pursuant to this Section 9, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, unless the Administrator determines otherwise, no SAR may be exercised unless the Participant is, at the time of exercise, an eligible Participant, as described in Section 6, and has been a Participant continuously since the date the SAR was granted, subject to the provisions of Sections 7(d)(iii), (iv) and (v).

(e) Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Notwithstanding the foregoing, the Administrator in its discretion may limit in any manner the amount payable with respect to an SAR. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(f) Nontransferability: Unless the Administrator determines otherwise, (i) SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and (ii) SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with Section 19(g) does not constitute a transfer.

10.	Restricted Awards

(a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Restricted Awards to such individuals for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of

Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), Retirement, Displacement, Disability, death, or any combination of such conditions. Notwithstanding the foregoing, Restricted Awards that vest based solely on continued service or the passage of time shall be subject to a minimum Restriction Period of one year (except in the case of (i) Restricted Awards assumed or substituted in connection with mergers, acquisitions or other business transactions, (ii) Restricted Awards granted in connection with the recruitment or hiring of a Participant, and/or (iii) Restricted Awards granted pursuant to any incentive compensation or bonus program established by the Corporation). In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(ii)).

(b) Vesting of Restricted Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards. The Administrator may (taking into account any Code Section 409A considerations) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to any Participant.

(c) Forfeiture of Restricted Awards: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and the individual Award, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a Participant shall have dividend rights, voting rights or other rights as a stockholder with respect to shares subject to a Restricted Award which has not yet vested or been earned. If the Administrator so determines, a certificate or certificates for shares of Common Stock subject to a Restricted Award may be issued in the name of the Participant as soon as practicable after the Award has been granted; provided, however, that, notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the shares subject to a Restricted Award and to require the Participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such Award, until such time as the Restricted Award vests (or is forfeited) and is no longer subject to a substantial risk of forfeiture.

(e) Nontransferability: Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with Section 19(g) does not constitute a transfer.

11.	Performance Awards

(a) Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (as determined in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock, a designated dollar value amount of Common Stock or a combination thereof (as determined in the Administrator’s discretion) which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. Subject to Section 1(ii), the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

(b) Earning of Performance Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of Section 11. The Administrator, in its sole and absolute discretion, may (taking into account any Code Section 409A considerations) accelerate the date that any Performance Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c) Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.

(d) Forfeiture of Performance Awards: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and individual Award, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(e) Nontransferability: Unless the Administrator determines otherwise, Performance Awards that have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the Award until the Performance Period has expired and until the conditions to earning the Award have been met. The designation of a beneficiary in accordance with Section 19(g) does not constitute a transfer.

12.	Phantom Stock Awards

(a) Grant of Phantom Stock Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value per unit based on the Fair Market Value of a share of Common Stock.

(b) Vesting of Phantom Stock Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards.

(c) Forfeiture of Phantom Stock Awards: Unless the Administrator determines otherwise (taking into account any under Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and the individual Award, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. The Administrator may, however, establish a limitation on the amount payable in respect of each share of Phantom Stock. Payment may be made in a lump sum or upon such terms as may be established by the Administrator.

(e) Nontransferability: Unless the Administrator determines otherwise, (i) Phantom Stock Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, (ii) Phantom Stock Awards may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative, and (iii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with Section 19(g) does not constitute a transfer.

13.	Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that the Awards granted under the Plan earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and the dividends or dividend equivalents are in compliance with Code Section 409A.

14.	No Right or Obligation of Continued Employment or Service

Neither the Plan, the grant of an Award nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate as an Employee, Director or Independent Contractor or to interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time.

15.	Amendment and Termination of the Plan

(a) Amendment and Termination of Plan: The Plan may be amended, altered and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Corporation shall be required to the extent, if any, that stockholder approval of such amendment is required by applicable law, rule or regulation; and (ii) except for adjustments made pursuant to Section 5(d), (A) the Option Price for any outstanding Option or base price of any outstanding SAR may not be decreased after the date of grant and (B) as of any particular date, no outstanding Option or SAR that has an Option Price or base price above Fair Market Value on such date may be surrendered to the Corporation as consideration for the grant of a new Option or SAR with a lower Option Price or base price than the original Option or SAR, as the case may be, or for another equity award, in each case (clauses (A) and (B)) without stockholder approval.

(b) Amendment and Termination of Awards: The Administrator may amend, alter or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c) Unilateral Authority of Administrator to Modify Plan and Awards: Notwithstanding Section 15(a) and Section 15(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent and without stockholder approval, unless such stockholder approval is required by applicable laws, rules or regulations) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but not limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

16.	Restrictions on Awards and Shares

The Corporation may impose such restrictions on Awards, shares and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

17.	Change in Control

The Administrator shall (taking into account any Code Section 409A considerations) have sole discretion to determine the effect, if any, on an Award, including but not limited to the vesting, earning and/or exercisability of an Award, in the event of a Change in Control. Without limiting the effect of the foregoing, in the event of a Change in Control, the Administrator’s discretion shall include, but shall not be limited to, the discretion to determine that an Award shall vest, be earned or become exercisable in whole or in part, shall be assumed or substituted for another award, shall be cancelled without the payment of consideration, shall be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) shall be taken with respect to the Award. The Administrator also has discretion to determine that acceleration or any other effect of a Change in Control on an Award shall be subject to both the occurrence of a Change in Control event and termination of employment or service of the Participant. Any such determination of the Administrator may be, but shall not be required to be, stated in an individual Award Agreement.

18.	Compliance with Code Section 409A

(a) General: Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Corporation that the Plan and all such Awards shall, to the extent practicable, comply with Code Section 409A, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefits distributable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A. Without in any way limiting the effect of the foregoing, (i) in the event that exemption from or compliance with Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable; and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Corporation, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(b) Specific Terms Applicable to Awards Subject to Code Section 409A: Without limiting the effect of Section 18(a), above, and notwithstanding any other provision in the Plan to the contrary, the following provisions shall, to the extent required under Code Section 409A, apply with respect to Awards deemed to involve the deferral of compensation under Code Section 409A:

(i) Distributions: Distributions may be made with respect to Awards subject to Code Section 409A not earlier than upon the occurrence of one or more of the following events: (A) separation from service; (B) disability; (C) death; (D) a specified time or pursuant to a fixed schedule; (E) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation; or (F) the occurrence of an unforeseeable emergency. Each of the preceding distribution events shall be defined and interpreted in accordance with Code Section 409A.

(ii) Specified Employees: With respect to Participants who are “specified employees” (as defined in Code Section 409A), a distribution due to separation from service may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A. The aggregate amount of payments the Participant would have received but for the application of this section shall be paid during the seventh month following separation from service; all remaining payments shall be made in their ordinary course or as may be otherwise permitted under Code Section 409A.

(iii) No Acceleration: Acceleration of the time or schedule of any payment under the Plan that is subject to Code Section 409A (or that would become subject to Code Section 409A as a result of such acceleration) is prohibited, except that, to the extent permitted by the Administrator, acceleration of the time and/or form of a payment, where such accelerations do not violate Code Section 409A, may be allowed.

(iv) Short-Term Deferrals: If and to the extent deemed necessary to comply with short-term deferral exemption under Code Section 409A, shares of Common Stock, cash payments or other benefits subject to an Award shall, upon vesting and/or earning of the Award, be issued and distributed to the Participant (or his beneficiary) no later than the later of (a) the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or shall otherwise be made in accordance with Code Section 409A.

(v) Deferral Elections:

(A) In the sole discretion of the Administrator, a Participant may be permitted to make an election as to the time or form of any distribution from an Award, provided that, except as specified in (B), (C) and (D) below, such election is made and becomes irrevocable not later than the close of the taxable year preceding the taxable year in which the services for which the Award is granted are to be performed, or at such other time or times as may be permitted under Code Section 409A. Notwithstanding the foregoing, a Participant may cancel a deferral election upon (X) a hardship distribution pursuant to Code Section 401(k), or (Y) upon application for a distribution under section 18(b)(i)(F) (unforeseeable emergency).

(B) In the case of the first year in which the Participant becomes eligible to participate in the Plan, the election described in (A) may be made with respect to services to be performed after the election within 30 days after the date the Participant becomes eligible to participate in the Plan.

(C) In the case of any performance-based compensation (as that term is defined in Code Section 409A), where such compensation is based on services performed over a period of at least 12 months, the election described in (A) may be made no later than six months before the end of the period.

(D) In the case of any Award subject to a substantial risk of forfeiture (as defined in Code Section 409A), the election described in (A) may be made within 30 days of the date the Participant first obtains a legally binding right to the Award, provided that the Award requires the Participant to perform at least 12 months of service after such election is made.

(vi) Changes to Elections: To the extent that the Administrator, in its sole discretion, permits a subsequent election to delay a payment or change the form of payment that has been specified under (A), (B), (C) or (D) above, the following provisions shall apply:

(A) Such election may not take effect until 12 months after the date on which the election is made;

(B) Where the payment is to be made for reasons other than death, disability or unforeseeable emergency, as those terms are defined in Section 18(b)(i), above, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; and

(C) Any election related to a payment based upon a specified term or pursuant to a fixed schedule, as such terms are defined in Section 18(b)(i), above, may not be made less than 12 months prior to the date of the first scheduled payment hereunder.

Notwithstanding anything else in this Section 18(b)(vi) to the contrary and consistent with Code Section 409A, (i) the Administrator may elect, or may allow the Participant to elect, on or before December 31, 2007, the time or form of payment of amounts subject to Code Section 409A, provided that any such election occurring in 2007 shall apply only to amounts that are not otherwise payable in 2007 and does not cause an amount to be paid in 2007 that would not otherwise be payable in that year; and (ii) the Administrator may elect, or may allow the Participant to elect, on or before December 31, 2008, the time or form of payment of amounts subject to Code Section 409A, provided that any such election occurring in 2008 shall apply only to amounts that are not otherwise payable in 2008 and does not cause an amount to be paid in 2008 that would not otherwise be payable in that year.

(vii) Termination of Awards Subject to Code Section 409A. As permitted by the Administrator in its sole discretion, and in accordance with Code Section 409A, the Corporation may terminate an Award that is subject to Code Section 409A and distribute benefits to Participants.

19.	General Provisions

(a) Stockholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 10(d) regarding Restricted Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of

Common Stock acquired upon exercise of an Option or SAR shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 10(d) regarding Restricted Awards, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award or Phantom Stock Award shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) after the Award (or portion thereof) has vested or been earned.

(b) Withholding: The Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an Award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(c) Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(d) Code Section 162(m) Performance-Based Compensation. To the extent to which Section 162(m) of the Code is applicable, the Corporation intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Administrator, in its discretion, determines otherwise.

(e) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.

(f) Applicable Law: The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(g) Beneficiary Designation: The Administrator may permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(h) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(i) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(k) Successors and Assigns: The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(l) Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to the Corporation that is or becomes due and payable.

(m) Effect of Changes in Status: Unless otherwise provided in an Award Agreement or determined by the Administrator, an Award shall not be affected by any change in the terms, conditions or status of the Participant’s employment or service, provided that the Participant continues to be in the employ of, or in service to, the Corporation or an Affiliate. Without limiting the foregoing, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(n) Fractional Shares: Except as otherwise provided by the Plan or the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded under general rounding principles to the nearest whole share (except where rounding down is required in order to preserve intended tax treatment or otherwise required by applicable law, rule or regulation), (ii) no fractional shares shall be issued, and (iii) no consideration shall be paid for any such fractional shares.

[Signature page to follow]

IN WITNESS WHEREOF, this Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated through March 9, 2011, is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, effective as of the 9th day of March, 2011.

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy
Name:	J. Donald deBethizy
Title:	President and CEO

ATTEST:

/s/ Peter A. Zorn
Peter A. Zorn
Secretary

[Corporate Seal]

2012 DECLARATION OF AMENDMENT TO

2006 STOCK INCENTIVE PLAN

THIS 2012 DECLARATION OF AMENDMENT is made by Targacept, Inc. (the “Corporation”) effective as of the 7th day of December 2012 (the “Amendment Date”) to the Corporation’s 2006 Stock Incentive Plan, as amended and restated through March 9, 2011 (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Plan.

R E C I T A L S:

WHEREAS, on the Amendment Date, the Board of Directors of the Corporation, acting upon the recommendation of its Governance and Nominating Committee, approved an increase to the number of shares of Common Stock to be subject to Annual Options granted thereafter from 7,500 to 12,500 and, in the case of Annual Options granted to the chairman of the Board, from 12,500 to 17,500; and

WHEREAS implementation of such increases requires amendment of the Plan, and the Corporation desires to evidence such amendment by this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that:

1. effective as of the Amendment Date, Section 8(d) of the Plan (“Grant of Annual Options”) is hereby amended by (a) deleting “12,500” in the first sentence thereof and replacing it with “17,500” and (b) deleting “7,500” in the first sentence thereof and replacing it with “12,500”; and

2. the Plan shall be unchanged except as expressly set forth herein and shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of the Corporation effective as of the Amendment Date.

TARGACEPT, INC.

By:	/s/ Stephen A. Hill
Stephen A. Hill
President and Chief Executive Officer

Date:	12/11/12

ATTEST:

/s/ Peter A. Zorn
Peter A. Zorn
SVP, Legal Affairs, General Counsel and Secretary

[Corporate Seal]

2013 DECLARATION OF AMENDMENT TO

2006 STOCK INCENTIVE PLAN

THIS 2013 DECLARATION OF AMENDMENT, is made by Targacept, Inc. (the “Corporation”) effective as of the 13th day of March 2013, to the Corporation’s 2006 Stock Incentive Plan, as amended and restated through March 9, 2011, and further amended effective December 7, 2012 (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Plan.

R E C I T A L S:

WHEREAS, the Board of Directors of the Corporation has deemed it advisable to: (a) amend Section 5(a) and Section 5(b)(i) of the Plan to (i) increase the number of authorized shares of the Corporation’s common stock (the “Common Stock”) available for grant under the Plan and (ii) increase the number of shares of Common Stock available for the grant of incentive stock options, subject to stockholder approval of the amendments described in (a) herein; (b) amend Section 7(b) of the Plan to require nonqualified stock options, if and when granted, to have an exercise price no less than 100% of the fair market value per share of the Common Stock; and (c) amend Section 15(a) of the Plan to expand the Plan’s current prohibition on stock option or stock appreciation right (“SAR”) repricing without stockholder approval; and

WHEREAS, the Corporation desires to evidence such amendments by this 2013 Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that:

1. Amendment to Section 5(a). Conditional on and effective as of approval by the stockholders of the Corporation, Section 5(a) of the Plan (“Shares of Stock Subject to the Plan”) is hereby amended by substituting “8,120,000” for “5,620,000” in Section 5(a), so that Section 5(a) shall be amended as follows:

“Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) 8,120,000 shares, plus (ii) no more than 30,968 shares of Common Stock remaining available for issuance as of the Effective Date of the Plan under any Prior Plan, plus (iii) no more than 1,631,110 shares of Common Stock if and to the extent that any of such shares are subject to an award granted under a Prior Plan, which award was or is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the award. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.”

2. Amendment to Section 5(b). Conditional on and effective as of approval by the stockholders of the Corporation, Section 5(b)(i) of the Plan (“Award Limitations”) shall be amended by substituting “9,782,078” for “7,282,078,” so that Section 5(b)(i) shall be amended as follows (with the remainder of Section 5(b) being unchanged):

“(i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 9,782,078 shares, or such lesser number of shares as may be available under the Plan pursuant to Section 5(a) herein;”

3. Amendment to Section 7(b). Effective as of March 13, 2013, Section 7(b) of the Plan (“Option Price”) shall be amended by deleting the reference to “85%” in clause (ii) thereof and substituting a reference to “100%” in lieu thereof (with the remainder of Section 7 being unchanged).

4. Amendment to Section 15(a). Effective as of March 13, 2013, Section 15(a) of the Plan (“Amendment and Termination of the Plan”) shall be amended by deleting the current language in Section 15(a) and substituting the following in lieu thereof (with the remainder of Section 15 being unchanged):

“(a) Amendment and Termination of Plan: The Plan may be amended, altered and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Corporation shall be required to the extent, if any, that stockholder approval of such amendment is required by applicable law, rule or regulation; and (ii) except for adjustments made pursuant to Section 5(d), unless the approval of the stockholders of the Company is obtained, (A) Options and SARs issued under the Plan shall not be amended to lower their exercise price, (B) Options and SARs issued under the Plan shall not be exchanged for cash, for other Options or SARs with lower exercise prices or for other equity awards, in each case at a time when the original Option or SAR has an Option Price or base price, as the case may be, above the Fair Market Value per share of Common Stock, and (C) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal securities exchange on which the shares are listed.”

5. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Targacept, Inc. effective as of the day and year first above written.

TARGACEPT, INC.

By:	/s/ Stephen A. Hill
Stephen A. Hill
President and Chief Executive Officer

ATTEST:

/s/ Peter A. Zorn
Peter A. Zorn
SVP, Legal Affairs, General Counsel and Secretary

[Corporate Seal]

2

SECOND 2013 DECLARATION OF AMENDMENT TO

2006 STOCK INCENTIVE PLAN

THIS SECOND 2013 DECLARATION OF AMENDMENT, is made by Targacept, Inc. (the “Corporation”) effective as of the 10th day of April 2013 (the “Effective Date”), to the Corporation’s 2006 Stock Incentive Plan, as amended and restated through March 9, 2011, and further amended effective December 7, 2012 and March 13, 2013 (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Plan.

R E C I T A L S:

WHEREAS the Board of Directors of the Corporation has deemed it advisable to amend Section 7(d)(i) of the Plan to require nonqualified stock options, if and when granted, to have an option period, like incentive stock options, not greater than 10 years; and

WHEREAS the Corporation desires to evidence such amendment by this Second 2013 Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, as of the Effective Date:

1. Amendment to Section 7(d)(i). Section 7(d)(i) of the Plan shall be amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“For each Option, the Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b)).”

2. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Targacept, Inc. effective as of the day and year first above written.

TARGACEPT, INC.

By:	/s/ Stephen A. Hill
Stephen A. Hill
President and Chief Executive Officer

ATTEST:

/s/ Peter A. Zorn
Peter A. Zorn
SVP, Legal Affairs, General Counsel and Secretary

[Corporate Seal]